UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

Mylan N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-199861	98-1189497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building 4, Trident Place, Mosquito Way, Hatfield, Hertfordshire	AL10 9UL
(Address of Principal Executive Offices)	(Zip Code)

+44 (0) 1707 853 000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On June 29, 2018, Mylan N.V. (“Mylan” or the “Company”) held its annual general meeting of shareholders (the “Annual General Meeting”) to (i) appoint two executive directors and ten non-executive directors, each for a term ending immediately after the next annual general meeting held after their appointment; (ii) approve, on an advisory basis, the compensation of the named executive officers of the Company; (iii) adopt the Dutch annual accounts for fiscal year 2017; (iv) ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2018; (v) instruct Deloitte Accountants B.V. for the audit of the Company’s Dutch statutory annual accounts for fiscal year 2018; and (vi) authorize Mylan’s Board of Directors (the “Mylan Board”) to acquire shares in the capital of the Company.

As of the close of business on June 1, 2018, the record date for the Annual General Meeting (the “Record Date”), there were issued and outstanding 515,475,000 ordinary shares of Mylan entitled to vote at the Annual General Meeting. As of the Record Date, there were no preferred shares of Mylan issued and outstanding. At least one-third of the issued Mylan shares were present or represented at the Annual General Meeting with respect to each proposal below, constituting a quorum for each such proposal.

(b) The certified results of the matters voted on at the Annual General Meeting are set forth below.

Proposal No. 1 - Appointment of two executive directors and ten non-executive directors, each for a term ending immediately after the next annual general meeting held after their appointment:

Nominee	For	Against	Abstain	Broker Non-Votes
Heather Bresch*	365,107,890	21,779,754	804,101	28,655,655
Hon. Robert J. Cindrich	368,366,257	17,793,137	1,532,351	28,655,655
Robert J. Coury	362,076,710	24,692,070	922,965	28,655,655
JoEllen Lyons Dillon	291,943,819	89,539,585	6,208,341	28,655,655
Neil Dimick, C.P.A.	364,598,580	21,529,736	1,563,429	28,655,655
Melina Higgins	292,601,289	88,883,087	6,207,369	28,655,655
Harry A. Korman	370,542,240	15,611,349	1,538,156	28,655,655
Rajiv Malik*	359,752,786	26,403,366	1,535,593	28,655,655
Mark W. Parrish	354,760,182	31,400,746	1,530,817	28,655,655
Pauline van der Meer Mohr	374,200,306	11,969,742	1,521,697	28,655,655
Randall L. (Pete) Vanderveen, Ph.D	365,350,474	20,765,559	1,575,712	28,655,655
Sjoerd S. Vollebregt	367,412,579	18,715,301	1,563,865	28,655,655

*	Refers to an executive director. All other directors listed above are non-executive directors.

Consistent with established Dutch law and Mylan’s Articles of Association, each director nominee was appointed by the general meeting.

Proposal No. 2 – Approval, on an advisory basis, of the compensation of the named executive officers of the Company:

For	Against	Abstain	Broker Non-Votes
251,130,423	129,904,244	6,657,078	28,655,655

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Proposal No. 3 – Adoption of the Dutch annual accounts for fiscal year 2017:

For	Against	Abstain	Broker Non-Votes
399,963,436	12,447,723	3,936,241	0

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Proposal No. 4 – Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2018:

For	Against	Abstain	Broker Non-Votes
395,587,652	18,625,443	2,134,305	0

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Proposal No. 5 – Instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch statutory annual accounts for fiscal year 2018:

For	Against	Abstain	Broker Non-Votes
395,287,991	18,772,763	2,286,646	0

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Proposal No. 6 – Authorization of the Mylan Board to acquire shares in the capital of the Company:

For	Against	Abstain	Broker Non-Votes
397,272,555	16,775,440	2,299,405	0

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

With respect to each proposal above, any abstentions, “blank votes” and invalid votes were counted for the purposes of determining the presence of a quorum, but were not considered to be votes cast and therefore had no effect on the vote on any such proposal. Any “broker non-votes” with respect to any proposal were not treated as shares present for purposes of determining the presence of a quorum with respect to such proposal and were not considered to be votes cast and therefore had no effect on the vote on such proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN N.V.

Date: July 5, 2018	By:	/s/ Kenneth S. Parks
Kenneth S. Parks
Chief Financial Officer